UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 11, 2011 (August 10, 2011)

SURNA INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54286
(Commission File No.)

1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
(Address of principal executive offices and Zip Code)

852-3721-3668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 10, 2011, we entered into a Share Exchange Agreement (the "Agreement") with Surna Media Inc., a British Virgin Island corporation ("Media") and its shareholders wherein we agreed to exchange 20,000,000 restricted shares of our common stock for all of the issued and outstanding shares of common stock of Media.  Media owns 100% of the equity interest of Surna Hongkong Limited, a Hong Kong limited liability company which in turn owns 100% of Flying Cloud Information Technology Co. Ltd., an enterprise organized in Pudong, Shanghai under the laws of the People's Republic of China.  Media and its wholly owned subsidiary entities are engaged in the business of developing web and mobile games and social networks. Closing will occur upon satisfaction of certain conditions precedent as set forth in paragraph no. 4 of the Agreement. Media is controlled by Lim Clarke & Co Limited, which is owned and controlled by Richard Clarke, our president and a director and by Cherry Ping-Wai LIM, one of our directors.

ITEM 9.01                      EXHIBITS.

Exhibit	Document Description

10.1	Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of August, 2011.

SURNA INC.

BY:	RICHARD CLARKE
Richard Clarke, President